UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2016
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	1-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On October 18, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of EMCORE Corporation reviewed the Chief Executive Officer's ("CEO" or Mr. Rittichier) compensation. As part of this review, the Compensation Committee engaged an independent compensation consultant to review EMCORE's executive compensation against a peer group.  The Compensation Committee determined that the CEOs base salary was significantly below the peer group for CEOs and that it was appropriate to approve an increase to his base salary to align him more closely to the peer group for CEOs.

The Compensation Committee approved an increase of Mr. Rittichier’s salary from $325,000 per annum to $425,000 per annum effective October 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: October 24, 2016	By: /s/ Jikun Kim Name: Jikun Kim Title: Chief Financial Officer